  EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jubilant Flame International Ltd. (the “Company”) on Form 10-Q for the period ended November 30, 2016 as filed with the Securities and ExchangeCommission on the date hereof (the “Report”), I, Li Yan, Chief Executive Officer ofthe Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of theSarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the

Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects,the financial condition and result of operations of the Company.

Date: January 6, 2017	By:	/s/ Li Yan
Li Yan
Chief Executive Officer